EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-80505 of P.A.M. Transportation Services, Inc. on Form S-8 of our report dated March 12, 2003, relating to the consolidated financial statements of P.A.M. Transportation Services, Inc. as of and for the year ended December 31, 2002, appearing in this Annual Report on Form 10-K of P.A.M. Transportation Services, Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP


Little  Rock,  Arkansas
March  27,  2003